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                                                                   Exhibit 99.25



                              McKESSON HBOC, INC.
                       1998 EMPLOYEE STOCK PURCHASE PLAN

              As Amended and Restated Effective January 12, 1999


          WHEREAS, the Board of Directors of HBO & Company, a Delaware corporation ("HBOC"), adopted the 1998 Employee Discount Stock Purchase Plan on November 11, 1997, subject to the approval of the stockholders of HBOC, which approval was obtained on May 12, 1998; and

          WHEREAS, McKesson HBOC, Inc., a Delaware corporation ("McKesson"), HBOC, and McKesson Merger Sub, Inc., a Delaware corporation ("Merger Sub"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 17, 1998, whereby Merger Sub will be merged with and into HBOC, and HBOC will thereby become a direct, wholly-owned subsidiary of McKesson (the "Merger"); and

          WHEREAS, pursuant to the Merger Agreement, upon consummation of the Merger, the name of the combined entity will be changed to McKesson HBOC, Inc. (the "Company"); and

          WHEREAS, the Boards of Directors of each of McKesson and HBOC have adopted resolutions providing that, subject to and effective upon consummation of the Merger, the 1998 Employee Discount Stock Purchase Plan shall be renamed the McKesson HBOC, Inc. 1998 Employee Stock Purchase Plan; and

          WHEREAS, the Boards of Directors of each of McKesson and HBOC have adopted resolutions providing that, subject to and effective upon consummation of the Merger, the McKesson HBOC, Inc. 1998 Employee Stock Purchase Plan shall be amended and restated in the form below (the "Amendment and Restatement"):

1.   PURPOSE
     -------

          The McKesson HBOC, Inc. 1998 Employee Stock Purchase Plan (the "Plan") is intended to encourage the employees of the Company and certain of its subsidiaries to acquire a proprietary interest, or to increase their existing proprietary interest, in the Company. The Board of Directors of the Company (the "Board") believes that employee ownership of the Company's stock will serve as an incentive, encouraging employees to continue their employment and to perform diligently their duties as employees. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").


2.   STOCK RESERVED FOR THE PLAN
     ---------------------------

          The Company will reserve 1,110,000 (which number has been adjusted to reflect the 2:1 stock split effected by HBO on May 27, 1998, and the Exchange Ratio as defined in the Merger Agreement) shares of the Company's common stock, $.01 par value per share ("Stock"), for purchase by employees under the Plan. The number of shares of Stock reserved for the Plan may be adjusted as provided in Section 16. The shares of
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Stock reserved for the Plan may be shares now or hereafter authorized but unissued, shares that have been reacquired by the Company, or shares of treasury stock.


3.   ADMINISTRATION
     --------------

          The Plan will be administered by the Compensation Committee of the Board (the "Committee"), consisting of members of the Board designated by the Board. The Board from time to time may remove members from, or add members to, the Committee. Vacancies on the Committee will be filled by the Board. Subject to the express provisions of the Plan, the Committee will have authority to interpret the Plan, to prescribe rules and regulations for administering the Plan, and to make all other determinations necessary or advisable in administering the Plan. The determinations of the Committee will be final and binding upon all persons, unless otherwise determined by the Board. A majority of the members of the Committee will constitute a quorum, and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent signed by all members of the Committee. To the extent consistent with applicable law, the Committee may delegate its duties hereunder to a sub-committee, whose members need not be members of the Board.

4.   ELIGIBILITY
     -----------

     a.   Eligible Employees.  Except as set forth in subsections (b) and (c)
          ------------------
below, all employees of the Company, and all employees of any parent corporation, as defined in Code Section 424(e) (a "Parent") or any subsidiary corporation as defined in Code Section 424(f) (a "Subsidiary") of the Company that is designated by the Board as a participating Parent or Subsidiary, will be eligible to participate in the Plan. Such employees are referred to herein as "Employees." No person who is not an Employee will be eligible to participate in the Plan.


     b.   Excluded Employees.  The following Employees will not be eligible to
          ------------------
participate in the Plan:


          i. any Employee whose customary employment is 20 hours or less per week or for not more than 5 months in any calendar year; and


          ii. any Employee who, immediately after a right to purchase Stock is granted hereunder, would own shares of Stock, or of the stock of a Subsidiary, possessing 5 percent or more of the total combined voting power or value of all classes of such stock. In determining whether an Employee owns 5 percent of such shares, (A) the attribution of ownership rules of Code Section 424(d) will apply, and (B) an Employee will be deemed to own the shares of stock underlying any outstanding option which he has been granted (whether under the Plan or any other plan or arrangement).


     c.   Participation by Certain Employees Subject to Stockholder Approval.
          ------------------------------------------------------------------
Participation in the Plan by Employees who, immediately prior to the Merger, were not employed by HBOC or by any subsidiary (as defined in Code Section 424(f)) designated by the Board of Directors of HBOC as eligible to participate (the "Contingent Participants"), shall be subject to approval of this Amendment and Restatement by the stockholders of the Company within twelve months from the date this Amendment and Restatement was adopted by the Boards of Directors of each of McKesson and HBOC (the "Stockholder Approval Date"). In the event such stockholder approval is not obtained by the Stockholder Approval Date, the balance of the Cash Accounts (as defined in Section 6 below) of Contingent Participants shall be returned to them as soon as reasonably practicable and their participation in the Plan shall thereupon be automatically terminated.

5.   OFFERING DATES
     --------------

     a.   In General.  The Plan will be implemented by a continuous series of
          ----------
offerings beginning on the first trading day on or after March 1/st/ of each calendar year (the "Offering Date") and terminating on the last trading day of the following February (the "Purchase Date"). A trading day shall be a day on which the New York Stock Exchange (or any other exchange or quotation system on which the Stock may from time to time be listed) shall be open. The period for which each such offering is effective is referred to herein as a "Purchase Period." The first Purchase Period will commence on March 1, 1998, and will terminate on the last trading day on or before February 28, 1999.

     b.   Application to Contingent Participants.  Subject to Section 4(c)
          --------------------------------------
above, Contingent Participants may elect to participate in the Plan beginning with the offering commencing on the first trading day on or after March 1, 1999.

6.   ELECTION TO PARTICIPATE
     -----------------------

     a.   Initial Election.  Each Employee who is eligible to participate in the
          ----------------
Plan may become a participant (a "Participant") by making an election, prior to any Offering Date and in accordance with procedures established by the Committee, authorizing specified regular payroll deductions over the next succeeding Purchase Period (an "Election Form"). Each election will be expressed as a percentage of the Employee's Compensation (as defined below), which may not exceed 10 percent of the Employee's Compensation for any payroll period or be less than 1 percent of the Employee's Compensation for any payroll period (or such other maximum and minimum percentages as the Committee may determine). A Participant's "Compensation" is his total cash compensation from the Company and its affiliates. Payroll deductions for a Participant will be made regularly and in equal amounts during the Purchase Period by the Company, and will be credited to a bookkeeping account established by the Company in the name of the Participant (the "Cash Account"). No interest will be paid on or credited to Cash Accounts.

     b.   Changes in Rate of Payroll Deductions.  A Participant may discontinue
          -------------------------------------
making payroll deductions in accordance with Section 6(c), but may not otherwise increase or decrease the amount of payroll deductions elected for a Purchase Period.


     c.   Discontinuance of Contributions.  At any time during a Purchase
          -------------------------------
Period, a Participant may discontinue participation in the Plan for the current Purchase Period by providing notice in accordance with procedures established by the Committee. Upon such discontinuance, at the Participant's election, the balance of his Cash Account will be (i) returned to the Participant as soon as practicable, or (ii) held in the Cash Account until the end of the Purchase Period and applied to purchase Stock in accordance with Section 10. A Participant who discontinues payroll deductions may recommence his participation in the Plan as of the Offering Date for any other succeeding Purchase Period, provided he otherwise is eligible to participate and timely files a new Election Form with the Committee.
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7.   PURCHASE PERIOD LIMITATION ON RIGHTS TO PURCHASE STOCK
     ------------------------------------------------------

     a.   In General.  Except as provided in Section 7(b) below with respect to
          ----------
the first Purchase Period under the Plan, and subject to the annual limitations in Section 8 below, the maximum number of shares of Stock each Participant will have the right to purchase under the Plan during a Purchase Period is determined by dividing (i) $25,000 by (ii) the Fair Market Value of one share of Stock on the Offering Date for such Purchase Period.


     b.   First Purchase Period.  For purposes of the first Purchase Period
          ---------------------
hereunder, the maximum number of shares of Stock each Participant will have the right to purchase under the Plan will be determined by dividing (i) $25,000 by
(ii) the closing price of the common stock, par value $.05 per share, of HBOC as quoted on the Nasdaq National Market on February 27, 1998 divided by the Exchange Ratio (as defined in the Merger Agreement).


     c.   Insufficient Shares of Stock.  If at any time the number of shares of
          ----------------------------
the Stock available for purchase under the Plan is insufficient to grant to each Participant the right to purchase the full number of shares to which he otherwise would be entitled, then each Participant will have the right to purchase that number of available shares of Stock that is equal to the total number of available shares of Stock multiplied by a fraction, the numerator of which is the amount of Compensation credited to the Participant's Cash Account for the Purchase Period, and the denominator of which is the total amount of Compensation credited to the Cash Accounts of all Participants for the Purchase Period.

8.   ANNUAL LIMITATION ON RIGHTS TO PURCHASE STOCK
     ---------------------------------------------

          No right to purchase shares of Stock under the Plan will be granted to an Employee if such right, when combined with all other rights and options granted under all of the Code Section 423 employee stock purchase plans of the Company or any Parent or Subsidiary would permit the Employee to purchase shares of Stock with a Fair Market Value (determined at the time the right or option is granted) in excess of $25,000 for each calendar year in which the right or option is outstanding at any time, determined in accordance with Code Section 423(b)(8).

9.   PURCHASE PRICE
     --------------

     a.   In General.  Except as provided in Section 9(b) with respect to the
          ----------
purchase of Stock under the first offering of the Plan, the purchase price of each share of Stock will be the lesser of (i) 85 percent of the Fair Market Value of the Stock on the Offering Date, or (ii) 85 percent of the Fair Market Value of the Stock on the Purchase Date.

     b.   Effect of Merger.  The purchase price for each share of Stock
          ----------------
purchased under the first Purchase Period of the Plan will be the lesser of (i) 85 percent of the closing price of the common stock, par value $.05 per share, of HBOC as quoted on the Nasdaq National Market on February 27, 1998 divided by the Exchange Ratio (as defined in the Merger Agreement), or (ii) 85 percent of the Fair Market Value of the Stock on the Purchase Date.

     c.   Fair Market Value.  The Fair Market Value of the Stock, as of any
          -----------------
date, will be equal to the closing price of the Stock on the New York Stock Exchange ("NYSE"), for such date as reported in The Wall Street Journal. If no transaction is reported for a particular date, Fair Market Value will be the closing price on the closest preceding date for which any transaction is reported. If the Stock is not traded on the NYSE, Fair Market Value will be determined using the method established by the Committee.

10.  PURCHASE OF STOCK
     -----------------

     a.   Funds in Cash Account Used to Purchase Whole Shares of Stock.  Subject
          ------------------------------------------------------------
to the share limitations set forth in Sections 7 and 8 above, as of each Purchase Date, the Committee will purchase from the Company using the funds in each Cash Account on such date, on behalf of each Participant having funds in his Cash Account, the number of whole shares of Stock determined by dividing the amount in such Cash Account on such date by the purchase price determined under
Section 9.

     b.   No Fractional Shares.  No fractional shares will be issued under the
          --------------------
Plan. To the extent that, following the purchase of shares of Stock on any Purchase Date, there remains in any Cash Account payroll deduction amounts insufficient to purchase at least one full share of Stock, such amounts shall be retained in the Participant's Cash Account and applied to the next subsequent Purchase Period, subject to withdrawal by the Participant as provided in Section 6(c) hereof.

     c.   Return of Excess Contributions.  Any additional amounts remaining in a
          ------------------------------
Participant's Cash Account following the purchase of shares of Stock on any Purchase Date that are equal to or in excess of the amount required under
Section 10(a) to purchase at least one full share of Stock shall be returned to the Participant as soon as reasonably practicable following the Purchase Date.

11.  STOCK ACCOUNTS
     --------------

     a.   Establishment of Accounts.  As soon as reasonably practicable after
          -------------------------
each Purchase Date, the Company will deliver to a custodian selected by the Committee (the "Custodian") a certificate or certificates representing the total number of shares purchased by all Participants in the Purchase Period. The Custodian will maintain a separate "Stock Account" for each Participant, which will be credited with the number of shares of Stock purchased by the Participant under the Plan.

     b.   Withdrawals from Stock Accounts.  A Participant may at any time
          -------------------------------
withdraw any shares of Stock credited to his Stock Account. As soon as practicable after such request by a Participant, the Custodian shall cause a certificate representing such Shares to be delivered to the Participant.

     c.   Rights as Shareholders.  A Participant will have all of the rights of
          ----------------------
a shareholder of the Company with respect to all of the shares of Stock credited to his Stock Account, including the right to vote and receive dividends on such Shares.

12.  TERMINATION OF EMPLOYMENT
     -------------------------

     a.   Termination Other Than Due to Death, Disability or Retirement.  If a
          -------------------------------------------------------------
Participant terminates employment with the Company or any Parent or Subsidiary during a Purchase Period for any reason other than death, disability, or retirement, then the Participant's participation in the Plan will immediately terminate and the balance of the Participant's Cash Account will be returned to the Participant. For purposes of the Plan, a Participant who is on an approved leave of absence shall not be considered to have terminated employment until the 91st day of such leave of absence or such longer period as the Participant's right to re-employment is guaranteed by law or contract.

     b.   Termination Due to Death.  If a Participant terminates employment with
          ------------------------
the Company or any Parent or Subsidiary during a Purchase Period due to death, then, at the election of the Participant's beneficiary, the balance of the Participant's Cash Account shall be (i) delivered to the beneficiary or (ii) held in the Cash Account until the end of the Purchase Period and applied to purchase Stock in accordance with Section 10.

     c.   Termination Due to Disability or Retirement.  If a Participant
          -------------------------------------------
terminates employment with the Company or any Parent or Subsidiary due to retirement or disability no more than 3 months before the Purchase Date for a Purchase Period, then, at the Participant's election, the balance of the Participant's Cash Account shall be (i) returned to the Participant, or (ii) held in the Cash Account until the end of the Purchase Period and applied to purchase Stock in accordance with Section 10. If a Participant terminates employment due to retirement or disability more than 3 months before the Purchase Date for a Purchase Period, then the Participant's participation in the Plan will immediately terminate and the balance of the Participant's Cash Account will be returned to the Participant.

     d.   Definition of Retirement.  For purposes of the Plan, Retirement shall
          ------------------------
mean the attainment by a Participant of age plus whole years of service with the Company or any Parent or Subsidiary totalling 65.

13.  DESIGNATION OF BENEFICIARY
     --------------------------

          In accordance with procedures established by the Committee, a Participant may designate one or more beneficiaries to receive benefits in the event of the Participant's death. If a Participant fails to properly designate a beneficiary, the Participant's estate will be considered the Participant's beneficiary for purposes of the Plan.

14.  COMPLIANCE WITH SECURITIES LAWS
     -------------------------------

          All shares of Stock issued under the Plan will be subject to such restrictions as the Committee may deem advisable under any applicable federal or state securities laws, and the Committee may cause a legend or legends making reference to such restrictions to be placed on the certificates representing such shares.

15.  RIGHTS NOT TRANSFERABLE
     -----------------------

          Neither payroll deductions credited to a Participant's account nor any rights under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant (other than by will or the laws of descent and distribution or as provided in Section 13 hereof). Rights under the Plan are exercisable during the lifetime of the Participant only by the Participant.

16.  ADJUSTMENT IN CASE OF CHANGES AFFECTING THE COMPANY'S STOCK
     -----------------------------------------------------------

     a.   In General.  In the event of a subdivision or consolidation of
          ----------
outstanding shares of Stock, the payment of a stock dividend thereon, stock split, reverse stock split, or in the event of any "corporate transaction" as defined in Treasury Regulations

Section l.425-1(a)(1)(ii) (now relating to Code Section 424), the number of shares reserved or authorized to be reserved under the Plan, the number and price of such shares subject to purchase pursuant to rights outstanding hereunder, the maximum number of shares each Participant may purchase during each Purchase Period (pursuant to Section 7) or during each calendar year (pursuant to Section 8), and the number of shares credited to Participants' Stock Accounts, will be adjusted in such manner as may be deemed necessary or equitable by the Board to give proper effect to such event, subject to the limitations of Code Section 424.

     b.   Effect of Merger.  Following consummation of the Merger, outstanding
          ----------------
purchase rights of HBOC employees under the Plan will remain in effect and will be assumed by the Company, with appropriate changes to reflect the issuance of shares of Stock.

17.  FOREIGN EMPLOYEES
     -----------------

          To the extent permitted under Section 423 of the Code, the Committee may provide for such special terms for Participants who are foreign nationals, or who are employed by the Company or a Parent or Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements, or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company, or which would cause the Plan to fail to meet the requirements of Section 423 of the Code.

18.  AMENDMENT OF THE PLAN
     ---------------------

          The Board may amend the Plan in any respect; provided, however, that, any amendment (i) increasing the number of shares of Stock reserved under the Plan (other than as provided in Section 16), or (ii) changing the designated class of employees eligible to participate in the Plan as provided in Section 4, must be approved, within 12 months of the adoption of such an amendment, by the holders of a majority of the voting power of the outstanding shares of Stock.

19.  TERMINATION OF THE PLAN
     -----------------------

          The Plan and all rights of Employees hereunder will terminate:

          (i) as of the Purchase Date on which Participants purchase a number of shares of Stock that substantially exhausts the number of shares available for issuance under the Plan, to such an extent that the Committee determines that no subsequent offerings are practicable; or

          (ii) at any time upon action of the Board; provided, however, that if the Plan is terminated during any Purchase Period, any amounts in a Participant's Cash Account will be returned to the Participant.

20.  EFFECTIVE DATE
     --------------

          The Amendment and Restatement will become effective as of January 12, 1999; provided, however, that if the amendments to Section 4(a) of the Amendment and Restatement is not approved by the holders of a majority of the voting power of the outstanding shares of Stock within 12 months from the date the Amendment and Restatement is adopted by the Board, participation in the Plan by all Contingent Participants will be automatically terminated, and all amounts in such Contingent Participants' Cash Accounts shall be returned to them as soon as reasonably practicable thereafter. Participation in the Plan by Employees who, immediately prior to the Merger, were employed by HBOC, or by any subsidiary (as defined in Code Section 424(f)) designated by the Board of Directors of HBOC as eligible to participate shall continue in full force and effect and shall not be affected by any such failure to obtain stockholder approval.

21.  GOVERNMENT AND OTHER REGULATIONS
     --------------------------------

     a.   In General.  The Plan, and the grant and exercise of the rights to
          ----------
purchase shares of the Stock hereunder, and the Company's obligation to sell and deliver shares of Stock, will be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

     b.   Withholding Obligations.  Each Participant shall, no later than the
          -----------------------
date as of which the value of any purchase right granted under the Plan first becomes includible in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company, regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to such purchase right. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

22.  INDEMNIFICATION OF COMMITTEE
     ----------------------------

          In addition to such other rights of indemnification as they have as directors or as members of the Committee, the members of the Committee will be indemnified by the Company against reasonable expenses (including, without limitation, attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved to the extent required by and in the manner provided by the Bylaws of the Company relating to indemnification of directors) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it will be adjudged in such action, suit or proceeding that such Committee member did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.